/ CORRECTION - Rand Capital Announces Net Asset Value Growth to $3.93, One New Investment, One Follow-On Investment and Continued Repurchase of Rand Shares

BUFFALO, NY -- (Marketwired - July 30, 2013) - In the news release, "Rand Capital Announces Net Asset Value Growth to $3.93, One New Investment, One Follow-On Investment and Continued Repurchase of Rand Shares," issued earlier today by Rand Capital Corporation (NASDAQ: RAND), we are advised by the company that the first paragraph should read "Rand Capital Corporation ("Rand") (NASDAQ: RAND) announced strong operating results grew its June 30, 2013 net asset value to $3.93 per share, representing a $.06 per share increase from March 31, 2013." rather than "Rand Capital Corporation ("Rand") (NASDAQ: RAND) announced strong operating results grew its June 30, 2013 net asset value to $31.9 million, or $3.93 per share, representing a $.06 per share increase from March 31, 2013." as originally issued. Complete corrected text follows.

Rand Capital Announces Net Asset Value Growth to $3.93, One New Investment, One Follow-On Investment and Continued Repurchase of Rand Shares

BUFFALO, NY -- July 30, 2013 -- Rand Capital Corporation (NASDAQ: RAND)

  Net Asset Value is $3.93 per share, $.06 or 1.5% growth over the prior quarter
  Notable investments during the quarter included a $500,000 new investment in SocialFlow, Inc. and $75,000 in a follow-on investment in Mercantile Adjustment Bureau, LLC
  Total assets of $31.9 million
  Repurchased 115,175 shares with remaining authorization for an additional 132,027 shares

Rand Capital Corporation ("Rand") (NASDAQ: RAND) announced strong operating results grew its June 30, 2013 net asset value to $3.93 per share, representing a $.06 per share increase from March 31, 2013.

Portfolio activity during the second quarter of 2013 included:

  SocialFlow, Inc. (New York, NY) (www.socialflow.com) - Preferred equity investment of $500,000. SocialFlow provides instant analysis of current opportunities on social networks to determine the best time for its customers to publish or advertise.
  Mercantile Adjustment Bureau, LLC (Williamsville, NY) (www.mercantilesolutions.com) - $75,000 follow-on investment in the form of a Subordinated Secure Note. Mercantile is a full service accounts receivable management and collection company.
  Synacor, Inc. (Buffalo, NY) (www.synacor.com) - Rand holds 428,643 shares, valued at $1.3 million ($3.06 per share) at June 30, 2013. Rand has sold 229,500 shares in 2013 generating a $1.1 million realized gain.

During the quarter Rand repurchased 115,175 of the previously approved 500,000 shares at an average price of $2.90 per share, or a 26% discount from the quarter's net asset book value of $3.93.

Rand's CFO, Daniel Penberthy, stated, "The Corporation's active treasury stock buyback program is accretive to net asset value per share and we will continue to repurchase shares when the market pricing is deemed appropriate." Rand now holds 367,973 shares in Treasury with 132,027 authorized shares remaining to be repurchased.

Allen F. Grum, President of Rand Capital, stated, "Our portfolio companies continue to produce strong operating results. Additionally, we are pursuing numerous new investments as we grow the investment portfolio of Rand Capital SBIC."

Safe Harbor Statement

Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to inherent uncertainties in predicting future results and conditions. These statements reflect the Corporation's current beliefs and are subject to a number of risk-factors, including: general economic conditions which affect Rand and our portfolio companies' operations; valuation and illiquid nature of the portfolio investments; high degree of risk from investing in private companies; the regulated environment in which we operate; the amount of debt resulting from borrowing funds from the SBA; dependency upon key management for investment decisions; and the competitive market for investment opportunities and fluctuations in quarterly results. Please see the Corporation's Form 10-Q, Item 1A, previously filed with the Securities and Exchange Commission for a detailed discussion of the risks and uncertainties associated with the Corporation's business. Except as otherwise required by Federal securities laws, Rand Capital Corporation and Rand Capital SBIC, Inc. undertakes no obligation to update or revise forward-looking statements for new events and uncertainties.

ABOUT RAND CAPITAL
Rand Capital is a publicly held Business Development Company (BDC), and its wholly owned subsidiary is licensed by the Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand and its subsidiary provide capital and managerial expertise to small and medium sized private companies primarily located in the Northeast U.S. Rand is traded on the NASDAQ under the symbol "RAND" and is headquartered in Buffalo, NY. www.randcapital.com

Investor Contact:
Allen F. Grum
President
716-853-0802
pgrum@randcapital.com